US006119465A

United States Patent [19]

Mullens et al.

[11] **Patent Number: 6,119,465**

[45] **Date of Patent: Sep. 19, 2000**

[54] **SHIPPING CONTAINER FOR STORING MATERIALS AT CRYOGENIC TEMPERATURES**

[76] Inventors: **Patrick L. Mullens**, 2124 Santiago St., Covina, Calif. 91724; **Gregg Emmel**, 1120 Princeton Dr., Marina Del Rey, Calif. 90292

[21] Appl. No.: **09/247,581**

[22] Filed: **Feb. 10, 1999**

[51] **Int. Cl.**[7] **B65B 63/08**; F25D 3/08

[52] **U.S. Cl.** **62/60**; 62/371; 62/45.1

[58] **Field of Search** 62/60, 371, 45.1, 62/48.1, 48.3, 457.1

[56] **References Cited**

U.S. PATENT DOCUMENTS

4,729,494	3/1988	Peillon et al.	62/48.1
4,821,907	4/1989	Castles et al.	62/48.3
5,355,684	10/1994	Guice	62/54.2

Primary Examiner—William Doerrler

[57] **ABSTRACT**

A disposable shipping container for storing materials at cryogenic temperatures with: a specimen holding chamber, an open cell plastic foam material surrounding the specimen holding chamber for holding liquid nitrogen in suspension, a plurality of insulating and cushioning materials surrounding the plastic foam, a removable and replaceable primary cap for enclosing the specimen holding chamber allowing for the insertion and removal of the specimen from the specimen holding chamber and for adding liquid nitrogen to the plastic foam. A secondary removable and replaceable cap covers the primary cap. A preferred embodiment includes a specimen holding chamber that is comprised of a resin impregnated paper cylinder at its top half and a similarly sized stainless steel mesh screen cylinder attached to the lower edge of the paper cylinder at the specimen holders bottom half. The stainless steel cylinder has an attached stainless steel mesh floor at its lower most portion. The first and second rigid surrounding walls are joined at their top most portion and continue perpendicularly at their bottom most portions thereby forming a standard vacuum vessel. The plenum created by the first and second rigid walls contain an amount of either carbon dioxide or water vapor so that when liquid nitrogen is introduced to the plastic foam, the low temperature of the surrounding liquid nitrogen causes a vacuum to be created within the first and second rigid surrounding walls.

11 Claims, 4 Drawing Sheets


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JEFFERS, SHAFF & FALK, LLP

ATTORNEYS AT LAW
18881 VON KARMAN AVENUE
SUITE 1400
IRVINE, CALIFORNIA 92612
TELEPHONE: (949) 660-7700
FACSIMILE: (949) 660-7799

October 19, 2000

Patrick L. Mullens
Cryoport Systems
2713 Bonnie Beach Place
Los Angeles, CA 90023-4713

RE: Notice of Recordation for Serial No. 6,119,465
"SHIPPIN CONTAINER FOR STORING MATERIALS AT CRYOGENIC TEMPERATURES"

Dear Patrick:

I am pleased to enclose the original Notice of Recordation of Assignment Document from the United States Patent Office ("PTO") for the above-identified matter. As you will see, a copy of this document has been permanently recorded with the PTO. Even though a copy of this document can be obtained from the PTO, because it is an original document, you should keep this document in a safe place with other original, important legal documents.

Very truly yours,

JEFFERS, SHAFF & FALK, LLP

Roy L. Anderson/cmv

Roy L. Anderson

RLA/cmv
Enclosures

G:\FIRM\PERSONAL\RLA\TEMPDRAF\RCDLTR12.DOC

UNITED STATES DEPARTMENT OF COMMERCE
Patent and Trademark Office
ASSISTANT SECRETARY AND COMMISSIONER
OF PATENTS AND TRADEMARKS
Washington, D.C. 20231

AUGUST 24, 2001

PTAS

101752218A

JEFFERS, SHAFF & FALK, LLP
ROY L. ANDERSON
18881 VON KARMAN AVE., #1400
IRVINE, CA 92612

UNITED STATES PATENT AND TRADEMARK OFFICE
NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT DIVISION OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT DIVISION, BOX ASSIGNMENTS, CG-4, 1213 JEFFERSON DAVIS HWY, SUITE 320, WASHINGTON, D.C. 20231.

RECORDATION DATE: 06/11/2001

REEL/FRAME: 002315/0153
NUMBER OF PAGES: 4

BRIEF: ASSIGNS THE ENTIRE INTEREST AND THE GOODWILL

ASSIGNOR:
MULLENS, PATRICK L.

DOC DATE: 12/06/2000
CITIZENSHIP:
ENTITY: INDIVIDUAL

ASSIGNOR:
EMMEL, GREGG

DOC DATE: 12/06/2000
CITIZENSHIP:
ENTITY: INDIVIDUAL

ASSIGNEE:
CRYOPORT SYSTEMS
2713 BONNIE BEACH PLACE
LOS ANGELES, CALIFORNIA 90023-4713

CITIZENSHIP: STATELESS
ENTITY: CORPORATION

APPLICATION NUMBER: 86119465
REGISTRATION NUMBER: 6119465

FILING DATE:
ISSUE DATE:

MARK:
DRAWING TYPE:

STEVEN POST, EXAMINER
ASSIGNMENT DIVISION
OFFICE OF PUBLIC RECORDS